Exhibit 4.1

EXECUTION

NORTHWEST BIOTHERAPEUTICS, INC.,

and

The Bank of New York Mellon,

as Trustee

INDENTURE

Dated as of August 19, 2014

5.00% Convertible Senior Notes due 2017

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EXHIBITS

Exhibit A Form of Note	A-1
Exhibit B Form of Notice of Conversion	B-1
Exhibit C Form of Fundamental Change Repurchase Notice	C-1
Exhibit D Form of Assignment and Transfer	D-1

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INDENTURE, dated as of August 19, 2014, between Northwest Biotherapeutics, Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.01), and The Bank of New York Mellon, a national banking association, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 5.00% Convertible Senior Notes due 2017 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $17,500,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid, binding and legal agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.         Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of `the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

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“Additional Notes” shall have the meaning specified in Section 2.11.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time.

“Authorized Officers” shall have the meaning specified in Section 20.03.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any other similar bankruptcy, insolvency or other U.S. federal or state or non-U.S. law for the relief of debtors, whether now or hereafter in effect.

“Bid Solicitation Agent” means the Company or an independent nationally recognized investment bank selected by the Company to solicit market bid quotations for the Notes.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks in the city of New York or at a place of payment are authorized or required by law, regulation or executive order to close or be closed.

“Calendar Quarter” means a calendar quarter of any Fiscal Year.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement Averaging Period” means the 40 consecutive VWAP Trading Day period:

(a) if the Conversion Date occurs prior to February 15, 2017, beginning on, and including, the third VWAP Trading Day immediately following the Conversion Date;

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(b) if the Conversion Date occurs on or after February 15, 2017, beginning on, and including, the 42nd Scheduled VWAP Trading Day immediately preceding the Maturity Date.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 15.06, shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means Northwest Biotherapeutics, Inc., a Delaware corporation, and subject to the provisions of Article 12, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by:

(a)          the Company’s Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”); and

(b)          any such other officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 5.02.

“Conversion Date” shall have the meaning specified in Section 15.02(e).

“Conversion Obligation” shall have the meaning specified in Section 15.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 15.01(a).

“Conversion Trigger Price” shall have the meaning specified in Section 15.01(b)(iv).

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“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon, 101 Barclay Street, 7 East, New York, NY 10286, Attention: Corporate Trust – Administrator for Northwest Biotherapeutics, Inc., or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Custodian” means The Bank of New York Mellon, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period, one-fortieth (1/40th) of the product of: (a) the applicable Conversion Rate on such VWAP Trading Day and (b) the VWAP of the Common Stock on such VWAP Trading Day.

“Daily Measurement Value” is equal to the Specified Dollar Amount, divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period, shall consist of:

(a)          cash equal to the lesser of the Daily Measurement Value and the Daily Conversion Value for such Trading Day; and

(b)          if such Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to the Daily Share Amount.

“Daily Share Amount” means, if the Daily Conversion Value exceeds the Daily Measurement Value on the applicable VWAP Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the VWAP of the Common Stock for such VWAP Trading Day.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any February 15 or August 15.

“Depositary” means, with respect to the Global Notes the Person specified in Section 2.06 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Institution” shall have the meaning specified in Section 15.11.

“Distributed Property” shall have the meaning specified in Section 15.04(f).

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“Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

“Electronic Means” means the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Escrow Account” means the escrow account established pursuant to the Pledge and Escrow Agreement.

“Escrow Agent” means The Bank of New York Mellon, in its capacity as escrow agent under the Pledge and Escrow Agreement, and any permitted successors thereto.

“Event of Default” shall have the meaning specified in Section 7.01.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, provided that, solely for the purposes of Section 15.04(c), (d) and (e), and only when the Company elects to settle a Conversion Obligation solely in shares of its Common Stock, if such date falls after the applicable Record Date for the issuance, dividend or distribution in question, then references to the Ex-Dividend Date (or in the case of a Spin-Off, the date on which the adjustment to the Conversion Rate takes effect) will be deemed to be to such Record Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 15.11.

“Fiscal Year” means a fiscal year of the Company.

“Free Convertibility Date” means February 15, 2017.

“Fundamental Change” will be deemed to have occurred at the time after the original issuance of the Notes that any of the following events occurs:

(a)          any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its wholly-owned subsidiaries or its or their employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

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(b)          the consummation of (i) any share exchange, consolidation, merger or similar transaction involving the Company pursuant to which the Company’s Common Stock will be converted into cash, securities or other property (other than any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of the outstanding Shares of the Company’s Common Stock solely into common shares of the surviving entity and where the common stockholders’ proportional voting power immediately after such event is in substantially the same proportions as their respective voting power before such event), or (ii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s consolidated assets and those of the Company’s Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (i) in which the holders of all classes of the Company’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a “Fundamental Change” pursuant to this clause (b);

(c)          the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)          the Common Stock (or other Reference Property consisting of common stock) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors), provided, however, in the case of a transaction or transactions, or event or events, described in clause (a) or (b) above, a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with the transaction or transactions or event or events otherwise constituting the Fundamental Change consists of shares of common stock or other common equity interests, in each case, listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions or event or events that would otherwise constitute a Fundamental Change and as a result of such transaction or transactions or event or events the Notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions of Section 15.02(b)).

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change period and any related Fundamental Change Repurchase Date, references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

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“Fundamental Change Company Notice” shall have the meaning specified in Section 19.02(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 19.02(a)(i).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 19.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 19.02(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 19.02(a).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” shall have the meaning specified in Section 2.06(b).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Instructions” shall have the meaning specified in Section 20.03.

“Interest Make-Whole Payment” shall have the meaning specified in Section 15.01(c).

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2015.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

“Last Reported Sale Price” of the Common Stock on any Trading Day means:

(a)          the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices at 4:00 p.m., New York City time, or, if more than one in either case, the average of the average bid and the average ask prices at 4:00 p.m., New York City time) on that date as reported in composite transactions for the Relevant Stock Exchange; or

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(b) if the Common Stock is not so listed or quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

In all cases, the “Last Reported Sale Price” will be determined without reference to early hours, after hours or extended market trading.

“Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 15.03(a).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change occurring as a result of a transaction described in clause (a), (b) or (d) of the definition thereof (without regard to the proviso in clause (b) thereof).

“Maturity Date” means August 15, 2017.

“Measurement Period” shall have the meaning specified in Section 15.01(b)(i).

“Merger Event” shall have the meaning specified in Section 15.06.

“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.06(a).

“Note Registrar” shall have the meaning specified in Section 2.06(a).

“Notice of Conversion” shall have the meaning specified in Section 15.02(d).

“Offering Memorandum” means the final offering memorandum dated August 13, 2014 relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by (a) one Officer of the Company and (b) another officer of the Company or one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company that is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 20.05 if and to the extent required by the provisions of such Section. One of the officers giving an Officers’ Certificate pursuant to Section 5.08 shall be the principal executive, financial or accounting officer of the Company.

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“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 20.05.

“Outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)          Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)          Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if any such Note is repurchased, the holder thereof shall have delivered a Fundamental Change Repurchase Notice in accordance with Section 19.02;

(c)          Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d)          Notes converted pursuant to Article 15.

“Paying Agent” shall have the meaning specified in Section 5.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of August 19, 2014, by and among the Company, the Trustee and the Escrow Agent, as amended, extended, supplemented or modified from time to time.

“Pledged Collateral” means any cash held in the Escrow Account in accordance with the Pledge and Escrow Agreement and any Pledged Securities.

“Pledged Securities” means the Government Securities (as defined in the Pledge and Escrow Agreement) or Permitted Money Market Securities (as defined in the Pledge and Escrow Agreement) to be purchased by the Company and held in the Escrow Account in accordance with the Pledge and Escrow Agreement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

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“Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or person acting in a similar capacity under any Bankruptcy Law.

“Record Date” shall have the meaning specified in Section 15.04(g).

“Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 17.

“Redemption Notice” has the meaning specified in Section 17.03.

“Redemption Price” has the meaning specified in Section 17.01(b).

“Reference Property” shall have the meaning specified in Section 15.06(b).

“Relevant Stock Exchange” means The NASDAQ Capital Market or, if the Common Stock (or other security for which a closing sale price must be determined) is not then listed on The NASDAQ Capital Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, the over-the-counter market, as reported by OTC Markets Group Inc. or a similar organization or, if the Common Stock is not then quoted by OTC Markets Group Inc. or a similar organization, the principal other market on which the Common Stock (or such other security) is then traded.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(d).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.06(d).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Rule 144 Additional Interest” shall have the meaning specified in Section 5.09(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Scheduled VWAP Trading Day” means any day that is scheduled to be a VWAP Trading Day.

“SEC” means the Securities and Exchange Commission.

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 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 15.02(b).

“Settlement Method” means, with respect to a conversion of Notes, the relative proportions of cash and/or shares of Common Stock with which such conversion is settled under this Indenture, as elected (or deemed elected) by the Company.

“Settlement Notice” has the meaning specified in Section 15.02(b)(iii).

“Significant Subsidiary” has the meaning specified in Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the dollar amount of cash per $1,000 principal amount of Note to be received upon conversion specified (or deemed specified) in the Settlement Notice related to such converted Note.

“Spin-Off” shall have the meaning specified in Section 15.04(d).

“Stockholder Approval” means the requisite approval from its stockholders in accordance with NASDAQ Stock Market Rule 5635.

“Stock Price” means

(a)          in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock; and

(b)          in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such ten consecutive Trading Days.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 12.01(a).

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“Supplementary Interest” shall have the meaning specified in Section 7.01.

“Trading Day” means a day on which:

(a)          trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Relevant Stock Exchange; and

(b) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on the Relevant Stock Exchange;

provided that if the Common Stock is not so listed, quoted or traded, “Trading Day” means a Business Day. A “Trading Day” for these purposes only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then-standard closing time for regular trading on the Relevant Stock Exchange.

“Trading Price” with respect to $1,000 principal amount of Notes, on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1.0 million principal amount of Notes from any such nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“transfer” shall have the meaning specified in Section 2.06(d).

“Trigger Event” shall have the meaning specified in Section 15.04(d).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 15.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

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“VWAP” for the Common Stock means, for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period, the per share volume-weighted average price displayed under the heading “Bloomberg VWAP” on Bloomberg page “NWBO <equity> AQR” (or its equivalent successor if any such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day reasonably determined, using a volume-weighted averaging price method, by a nationally recognized independent investment banking firm retained for this purpose by the Company) and will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“VWAP Market Disruption Event” means:

(a)          a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b)          the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled VWAP Trading Day for the Common Stock of an aggregate one half-hour period during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means any day during which:

(a)          trading in the Common Stock generally occurs on The Nasdaq Capital Market or, if the Common Stock is not listed on The Nasdaq Capital Market, the Relevant Stock Exchange; and

(b)          there is no VWAP Market Disruption Event;

provided, however if the Common Stock is not so listed, admitted for trading or quoted, “VWAP Trading Day” means a Business Day.

“Weighted Average Consideration” shall have the meaning specified in Section 15.06(c)(iv).

Section 1.02.         Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the SEC rule under the TIA have the meanings so assigned to them therein.

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ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.         Designation and Amount. The Notes shall be designated as the “5.00% Convertible Senior Notes due 2017.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $17,500,000, subject to increase in accordance with Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 11.04, Section 15.02 and Section 19.04.

Section 2.02.         Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary or as may be required to comply with any applicable law or regulation thereunder or the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time reflected on the books and records of the Trustee and the Depositary and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any increase or decrease in the aggregate principal amount of the Global Note in the books and records of the Trustee and Depositary to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee and Depositary, at the direction of the Trustee, in such manner and upon instructions given by the Noteholders in accordance with this Indenture.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

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Section 2.03.         Date and Denomination of Notes; Payments of Interest and Redemption Price. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest at the rate and from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the date of original issuance of the Notes, or from the most recent date to which interest has been paid or duly provided for. If any Interest Payment Date, any Redemption Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date or any earlier repurchase of the Notes) will be made on the next succeeding Business Day, and no interest or other amount will be paid as a result of any such delay.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in The Borough of Manhattan, City of New York, which shall initially be one such office of the Paying Agent at The Bank of New York Mellon, 101 Barclay Street, 7 East, New York, NY 10286, Attention: Corporate Trust – Administrator for Northwest Biotherapeutics, Inc. The Company shall pay interest:

(a)          on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register or, if such certified Notes held by such Person have an aggregate principal amount of more than $2,000,000 upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States (which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary); or

(b)          on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

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(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be delivered electronically or mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.         Payments of Rule 144 Additional Interest and Supplementary Interest. The Company shall pay Rule 144 Additional Interest and Supplementary Interest in the manner and under the circumstances set forth herein. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Rule 144 Additional Interest” and “Supplementary Interest” to the extent that Rule 144 Additional Interest and Supplementary Interest is, was or would be payable hereunder, and in either case express mention of the payment of Rule 144 Additional Interest (if applicable) or Supplementary Interest (if applicable) in any provisions hereof shall not be construed as excluding Rule 144 Additional Interest or Supplementary Interest, respectively, in those provisions hereof where such express mention is not made.

Section 2.05.         Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order, Opinion of Counsel and Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

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Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 20.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.06.         Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

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No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges required by law or that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Noteholder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 19 or (iii) any Notes, or a portion of any Note, selected for redemption in accordance with Article 17.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)          So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”), registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)           [Reserved].

(d)          Every Note that bears or is required under this Section 2.06(d) to bear the legend set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(e), collectively, the “Restricted Securities”), shall be subject to the restrictions on transfer set forth in this Section 2.06(d) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06(d) and Section 2.06 (e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”), that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.06(e), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

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THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE CONVERTIBLE NOTES OF NORTHWEST BIOTHERAPEUTICS, INC. DUE 2017 (THE ‘‘COMPANY’’), EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE INTERNAL REVENUE CODE (‘‘SIMILAR LAWS’’), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE ‘‘PLAN ASSETS’’ OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND, IF APPLICABLE, CONVERSION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Promptly after one-year has elapsed following the last date of (1) original issuance of the Notes or (2) original issuance of any Additional Notes under Section 2.11 of this Indenture, if the Notes (including any Additional Notes with the same terms and the same CUSIP number as the Notes) and Common Stock issued upon conversion of the Notes are freely tradable pursuant to Rule 144 under the Securities Act by holders who are not Affiliates of the Company, the Company shall:

(i)          Notify the Trustee to remove the restrictive legends described in this Section 2.06(d) and in Section 2.06(e) from the Notes and Common Stock issued upon conversion of the Notes, respectively, and upon such notice the restrictive legend shall be deemed removed from any Global Securities without further action on the part of holders;

(ii)         Notify Noteholders and Common Stock issued upon conversion of the Notes that the restrictive legend has been removed or deemed removed; and

(iii)        Notify the Trustee and DTC to change the CUSIP number for the Notes and the Common Stock issued upon conversion of the Notes to the unrestricted CUSIP number.

In no event will the failure of the Company to provide any notice set forth in this paragraph or of the Trustee to remove the restrictive legend constitute a failure by the Company to comply with any of its covenants or agreements set forth in this Indenture for purposes of Section 7.01 of this Indenture or otherwise.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(d). The Company shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

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Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(d)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(i)          the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

(ii)         the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

(iii)        an Event of Default in respect of the Notes has occurred and is continuing,

upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

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None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)          Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, (1) REPRESENTS THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”), ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 5.00% CONVERTIBLE SENIOR NOTES DUE 2017 OF NORTHWEST BIOTHERAPEUTICS, INC. (THE “COMPANY”), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFERRED AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSE 2(B)) A NOTICE OF THIS LEGEND. THIS LEGEND WILL BE REMOVED BY THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.

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Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).

(f)          [Reserved].

(g)         Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to unconditionally change the one year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.06(g), (i) each reference in Section 2.06 (d) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.06(e) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.06(g) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.06(g) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.]

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Section 2.07.         Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

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Section 2.08.         Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09.         Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it in accordance with its customary procedures, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10.         CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, including, without limitation, at such time as the restricted CUSIP shall be removed from the Notes.

Section 2.11.         Additional Notes. The Company may, without the consent of Noteholders, issue additional Notes hereunder in the future on the same terms and conditions of the Notes issued hereunder, including placing a portion of the proceeds of such additional Notes in an escrow account to secure any interest payments on or before February 15, 2018 for such additional Notes in accordance with the terms and conditions of the Pledge and Escrow Agreement, except for any differences in the issue price and interest accrued prior to the issue date or first Interest Payment Date of the additional Notes (and may assign a different CUSIP number to such Notes to the extent required by such differences); provided that such differences do not cause the additional Notes to constitute a different class of securities than the Notes for U.S. federal income tax purposes (such additional Notes, the “Additional Notes”). The Notes initially issued hereunder and any such Additional Notes shall rank equally and ratably with each other and shall be treated as a single series for all purposes under this Indenture. The Company may not issue any Additional Notes if any Event of Default has occurred with respect to the Notes.

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Section 2.12.         Repurchases. The Company, to the extent permitted by law, may directly or indirectly repurchase or otherwise acquire any Notes in the open market or otherwise, whether by a private or public tender, repurchase or exchange offer at any price or by private agreement, without prior notice to Noteholders. Any notes repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

ARTICLE 3
[INTENTIONALLY OMITTED]

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01.         Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)       (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.04(d)) have been delivered to the Trustee for cancellation; and (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums payable under this Indenture by the Company; and

(b)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive such satisfaction and discharge.

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ARTICLE 5
PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.         Payment of Principal, Interest and Redemption Price. The Company covenants and agrees that it will cause to be paid the principal of and accrued and unpaid interest on each of the Notes (including the Redemption Price) at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02.         Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”), or for conversion (“Conversion Agent”), and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 5.03.         Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04.         Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

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(i)          that it will hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest on the Notes and the Redemption Price in trust for the benefit of the Noteholders;

(ii)         that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest on the Notes and the Redemption Price when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or accrued and unpaid interest on and the Redemption Price of the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest or the Redemption Price, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)        If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest on or the Redemption Price of the Notes, set aside, segregate and hold in trust for the benefit of the Noteholders a sum sufficient to pay such principal, accrued and unpaid interest or Redemption Price of, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of accrued and unpaid interest on or Redemption Price of the Notes when the same shall become due and payable.

(c)        Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or accrued and unpaid interest on or the Redemption Price of any Note and remaining unclaimed for two years after such principal or interest or Redemption Price has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

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Section 5.05.         Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06.         Rule 144A Information Requirement and Annual Reports. (a) If at any time the Company is not subject to the reporting requirements of the Exchange Act, the Company shall promptly furnish to the Noteholders, beneficial owners and prospective purchasers of the Notes or the Common Stock issued upon conversion, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Noteholder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent required from time to time to enable such Noteholder or beneficial holder to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)          The Company shall provide the Trustee with a copy of the reports it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than 15 calendar days after those reports are required to be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database (or any successor thereto) shall satisfy the Company’s obligation to furnish those reports to the Trustee as of the time such documents are filed via the EDGAR database (or any successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filings have been made.

(c)          Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

Section 5.07.         Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 5.08.         Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2014) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 5.09.         Rule 144 Additional Interest. (a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last original issuance date of the Notes, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), the Company shall pay additional interest (“Rule 144 Additional Interest”), on the Notes. Rule 144 Additional Interest shall accrue on all transfer restricted Notes at an annual rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing.

(b)          Rule 144 Additional Interest payable in accordance with Section 5.09(a) shall be payable in arrears on each Interest Payment Date following the late filing in the same manner as regular interest on the Notes.

(c)          No Rule 144 Additional Interest shall accrue at any time other than during the six-month period specified in Section 5.09(a), regardless of whether the Company shall be current in its reporting obligations pursuant to Section 13 or 15(d) of the Exchange Act.

(d)          The Company shall notify the Trustee in writing promptly upon its becoming aware of its obligation to pay Rule 144 Additional Interest, the date on which such Rule 144 Additional Interest is payable and the amount identified as Rule 144 Additional Interest. In no event shall the Trustee be charged with knowledge of whether such Rule 144 Additional Interest is due, unless it has received the written notice referred to in the preceding sentence.

Section 5.10.         Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

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Section 5.11.         Pledge and Escrow Agreement. The Company shall maintain the Pledge and Escrow Agreement in full force and effect prior to its expiration in accordance with its terms, shall comply with the terms thereof and shall not amend the Pledge and Escrow Agreement in any manner adverse to the holders of the Notes without the consent of the each Holder affected thereby. Simultaneously with the original issuance of the Notes, the Company shall deliver Pledged Collateral to the Escrow Agent for deposit in the Escrow Account in the amount of $2,625,000 in immediately available funds.

ARTICLE 6
LISTS OF NOTEHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01.         Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each Interest Payment Date in each year beginning with February 15, 2015, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 6.02.         Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)          The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)          Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made in accordance with the Trust Indenture Act.

Section 6.03.         Reports by Trustee. (a) The Trustee shall transmit to Noteholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act (if applicable) at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each December 31 following the date of this Indenture, deliver to Noteholders a brief report, dated as of such December 31, that complies with the provisions of such Section 313(a).

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(b)          A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed (if any) and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

ARTICLE 7
DEFAULTS AND REMEDIES

Section 7.01.         Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)          default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days, including the Interest Make-Whole Payment, if applicable;

(b)          default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, redemption, declaration of acceleration or otherwise;

(c)          failure by the Company to pay the Redemption Price of any Note on any Redemption Date;

(d)          failure by the Company to comply with its obligation to convert the Notes into shares of Common Stock, cash or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Noteholder’s conversion right and such failure continues for a period of five Business Days;

(e)          failure by the Company to comply with its obligations under Article 12;

(f)          failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 19.02(b) or a notice of a specified corporate transaction in accordance with Section 15.01(b)(iii), in each case when due;

(g)          failure by the Company to comply with any other agreement contained in the Notes or this Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is specifically provided for under this Section 7.01or which does not apply to the Notes) for a period of 60 days after written notice of such failure is received by the Company from the Trustee or the Noteholders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by Noteholders, also to be given to the Trustee);

(h)          default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable (after any applicable cure period) at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 60 days after written notice of such acceleration or such failure to pay, as the case may be, has been received by the Company or such Significant Subsidiary;

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(i)          a final judgment for the payment of $10.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;;

(j)          the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences as a debtor a voluntary case or proceeding;

(ii)         consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)        consents to the appointment of a Receiver of it or for all a material portion of its property;

(iv)        makes a general assignment for the benefit of its creditors;

(v)         files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)        consents to the filing of such petition or the appointment of or taking possession by a Receiver; or

(k)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          grants relief against the Company or any Significant Subsidiary, or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary, in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary, or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary, insolvent or bankrupt;

(ii)         appoints a Receiver of the Company or any Significant Subsidiary, or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary, or appoints a Receiver for a material portion of the property of the Company or any Significant Subsidiary, or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary; or

(iii)        orders the wind up or liquidation of the Company or any Significant Subsidiary, or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary;

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and, in each case, the order or decree remains unstayed and in effect for 30 consecutive days;

(l)          the Pledge and Escrow Agreement shall cease to be in full force and effect or enforceable prior to its expiration in accordance with the terms due to a default that fails to be cured within 30 days thereof.

In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.01(j) or Section 7.01(k) with respect to the Company (and not solely with respect to such a Significant Subsidiary or a group of Subsidiaries of the Company that in aggregate would constitute a Significant Subsidiary of the Company)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Noteholders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable on the date of such declaration, and there upon the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(j) or Section 7.01(k) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company, or a group of Subsidiaries of the Company that in aggregate would constitute such a Significant Subsidiary of the Company) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest shall automatically be immediately due and payable. This provision, however, is subject to the conditions that at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Noteholders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from nonpayment of principal or interest that shall have become due otherwise than by acceleration, a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) and rescind and annul such declaration and its consequences and such Default (other than a Default resulting from nonpayment of principal or interest that shall have become due otherwise than by acceleration, a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from nonpayment of principal or interest that shall have become due otherwise than by acceleration, a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

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Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act, if any, or as set forth in Section 5.06(b) shall, for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive supplementary interest (“Supplementary Interest”), on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 calendar days after the occurrence of such an Event of Default during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture) and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 91st calendar day until the 180th calendar day during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture). If the Company so elects, such Supplementary Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. In addition to the accrual of Supplementary Interest, after the 180th day of any violation of any obligations the Company has pursuant to (1) Section 314(a)(1) of the Trust Indenture Act or (2) Section 5.06(b) (if such Event of Default is not cured or waived as provided for in this Indenture), either the Trustee or the Noteholders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes and any accrued and unpaid interest through the date of such declaration to be immediately due and payable. In the event the Company does not elect to pay the Supplementary Interest following an Event of Default in accordance with this paragraph or the Company elected to pay such Supplementary Interest but does not pay the Supplementary Interest when due, the Notes will be immediately subject to acceleration as provided herein by the Trustee or the Noteholders of not less than 25% in aggregate principal amount of the Notes then outstanding.

In order to elect to pay the Supplementary Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default in accordance with the immediately preceding paragraph, the Company must notify all registered holders of Notes, the Trustee and the Paying Agent of such election in writing prior to the close of business on the fifth Business Day after the date on which such Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided herein by the Trustee or the Noteholders of not less than 25% in aggregate principal amount of the Notes then outstanding.

In no event shall Supplementary Interest and Rule 144A Additional Interest, in the aggregate, accrue under the terms of this Indenture at a rate exceeding 0.50% per annum in the aggregate for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Supplementary Interest” provided for in this paragraph to the extent that, in such context, Supplementary Interest is, was or would be payable in respect thereof pursuant to the provisions of this paragraph, and express mention of the payment of Supplementary Interest (if applicable) in any provisions hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made. The provisions of this paragraph will not affect the rights of Noteholders in the event of the occurrence of any other Event of Default.

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In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.02.         Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 7.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest on any overdue principal and interest, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agent and counsel fees and expenses, and including any other amounts due to the Trustee under Section 8.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Noteholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to any such proceedings.

Section 7.03.         Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including Supplementary Interest, if any, or Rule 144 Additional Interest, if any, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

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Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Repurchase Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and Fourth, to the payment of the remainder, if any, to the Company.

Section 7.04.         Proceedings by Noteholders. No Noteholder shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(i)          such Noteholder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;

(ii)         the Noteholders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder

(iii)        such Noteholder or Noteholders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(iv)        the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have not complied with the request to institute any such action, suit or proceeding; and

(v)         no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 7.07;

it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein) provided that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders. For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal (including the Fundamental Change Repurchase Price) of and accrued and unpaid interest on such Note (or conversion consideration due upon conversion) on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or conversion consideration on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.05.         Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06.         Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Noteholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

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Section 7.07.         Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Noteholders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability. The Noteholders of a majority in aggregate principal amount of the Notes at the time outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) determined in accordance with Section 9.04 may on behalf of the Noteholders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except:

(i)          a default in the payment of accrued and unpaid interest on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 7.01;

(ii)         a failure by the Company to deliver cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, upon conversion of the Notes; or (iii) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of each holder of an outstanding Note affected.

Upon any such waiver the Company, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.08.         Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Fundamental Change Repurchase Price or Redemption Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that withholding notice is in the interests of the Noteholders.

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Section 7.09.         Undertaking to Pay Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or accrued and unpaid interest on, any Note (including, but not limited to, the Fundamental Change Repurchase Price and the Redemption Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

ARTICLE 8
CONCERNING THE TRUSTEE

Section 8.01.         Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Noteholders unless such Noteholders have offered to the Trustee indemnity or security satisfactory to it against the losses, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)          prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)          the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

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(ii)         in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(d)          the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(e)          if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(f)          in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(g)          in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, privileges, benefits, immunities, indemnities and protections afforded to the Trustee pursuant to this Indenture (including without limitation this Article 8) shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

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None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.         Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a)          the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)          the Trustee may consult with counsel of its choosing and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

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(g)          the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(i)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless a Responsible Officer shall have received actual written notice of such Default or Event of Default which shall have been given to the Trustee by the Company or by any holder of the Notes.

Section 8.03.         No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04.         Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05.         Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time in writing by the Company and the Trustee.

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Section 8.06.         Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by, or determined by the income of the Trustee), incurred without negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.03, funds held in trust herewith for the benefit of the holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(i) or Section 7.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07.         Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

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Section 8.08.         Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if any, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within 90 days, (b) apply to the SEC for permission to continue as Trustee or (c) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09.         Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10.         Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least one year may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)          the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least one year, or the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

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(ii)         the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least one year may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed, at the expense of the Company, or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11.         Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

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Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 8.12.         Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13.         Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14.         Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Noteholders under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.

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ARTICLE 9
CONCERNING THE NOTEHOLDERS

Section 9.01.         Action by Noteholders. Whenever in this Indenture it is provided that the Noteholders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Noteholders of such specified percentage have joined therein may be evidenced by:

(a)          any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing;

(b)          the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10; or

(c)          a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

Whenever the Company or the Trustee solicits the taking of any action by the Noteholders, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 9.02.         Proof of Execution by Noteholders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03.         Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

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Section 9.04.         Company-Owned Notes Disregarded. In determining whether the Noteholders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05.         Revocation of Consents; Future Noteholders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Noteholders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

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ARTICLE 10
NOTEHOLDERS’ MEETINGS

Section 10.01.         Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a)          to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(b)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d)          to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02.         Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be delivered electronically or mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03.         Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered electronically or mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

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Section 10.04.         Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05.         Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06.         Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered electronically or mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

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Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07.         No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01.         Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)          to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes in a manner that does not individually or in the aggregate adversely affect the rights of any Noteholder in any material respect;

(b)          to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 12;

(c)          to add guarantees with respect to the Notes;

(d)          to secure the Notes;

(e)          to add to the covenants or Events of Default of the Company for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(f)          to make any other change that does not adversely affect the rights of any holder (other than any holder who consents to such change) in any material respect;

(g)          to provide for a successor Trustee with respect to the Notes;

(h)          to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

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(i)          to conform the terms of this Indenture or the Notes to the description thereof in the Offering Memorandum as set forth in an Officer’s Certificate;

(j)          to provide for the items described in Section 15.06(a); or

(k)          to issue additional Notes as provided in Section 2.11.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02.         Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the Noteholders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by a Board Resolution and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture shall:

(a)          reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;

(b)          reduce the rate of or extend the stated time for payment of interest on any Note;

(c)          reduce the principal of, or extend the Maturity Date of, any Note;

(d)          make any change that impairs or adversely affects the conversion rights of any Notes;

(e)          reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Noteholders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)          make any Note payable in a currency other than that stated in the Note;

(g)          subordinate the payment rights of any Note;

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(h)          impair the right of any Noteholder to receive payment of principal of and interest on such Noteholder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Noteholder’s Note;

(i)          make any change in the provisions of this Article 11 that require each Noteholder’s consent or in the waiver provisions in Section 7.01 or Section 7.07, in each case without the consent of each Noteholder of an outstanding Note affected; or

(j)          make any change to the provisions of Article 16 hereof or provisions of the Pledge and Escrow Agreement related to the Pledged Collateral, in each case if such change would adversely affect the right of the Holders.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 11.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall deliver to the Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all the Noteholders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 11.03.         Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04.         Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 20.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

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Section 11.05.         Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 20.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11, is permitted or authorized by the Indenture and that such supplemental indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01.         Company May Consolidate, Etc. on Certain Terms.

(a)          The Company shall not amalgamate or consolidate with, merge with or into, sell, convey, transfer or lease, or otherwise dispose of its and its Subsidiaries’ properties and assets, taken as a whole, substantially as an entirety to, or enter into a binding share exchange with another Person, unless:

(i)          (A) the Company is the surviving entity or (B) if the Company is not the resulting, surviving or transferee Person (the “Successor Company”), the resulting, surviving or transferee Person shall be (I) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or (II) a corporation or entity treated as a corporation for U.S. Federal income tax purposes organized and existing under the laws of any other jurisdiction, and in the case of either (b)(i) or (ii) the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(ii)         immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under this Indenture; and

(iii)        the conditions set forth in Section 12.03 have been satisfied.

Subject to the provisions of Section 12.02 with respect to a lease, upon any such amalgamation, consolidation, merger, sale, conveyance, transfer, lease or other disposition the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 12.01, the sale, conveyance, transfer, lease or other disposition of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the sale, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety to another Person.

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Section 12.02.         Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease or other disposition and upon the assumption by the Successor Company (if not the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest on, all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer or other disposition (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03.         Opinion of Counsel to Be Given Trustee. No merger, sale, consolidation, sale, conveyance, transfer or lease or other disposition shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.

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ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01.         Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 14
[INTENTIONALLY OMITTED]

ARTICLE 15
CONVERSION OF NOTES

Section 15.01.         Conversion Privilege. (a) Upon compliance with the provisions of this Article 15, a Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 15.01(b) below, at any time prior to February 15, 2017 under the circumstances and during the periods set forth in Section 15.01(b) below, and (ii) at any time on or after February 15, 2017 and prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 136.9113 shares of Common Stock (the “Conversion Rate”), subject to adjustment as provided in Sections 15.03 and 15.04 of this Indenture, per $1,000 principal amount of Notes (subject to the settlement provisions of Section 15.02 (the “Conversion Obligation”).

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(b)          (i) The Notes may be surrendered for conversion during the five consecutive Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”), in which the Trading Price per $1,000 principal amount of Notes for each Trading Day of such Measurement Period was less than 98% of the product of the then-applicable Conversion Rate on such Trading Day and the Last Reported Sale Price of the Common Stock on such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this clause and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent U.S. nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company, and the Company shall have no obligation to make such request unless a Noteholder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock at such time, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such Trading Day. If the Company does not, when obligated, instruct the Bid Solicitation Agent to determine the Trading Price of the Notes as provided in the preceding sentence, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the then-applicable Conversion Rate on such Trading Day. If the Trading Price condition set forth above has been met on any Trading Day, the Company will so notify the Noteholders, the Trustee and the Conversion Agent (if other than the Trustee) in writing on such Trading Day. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such Trading Day, the Company shall promptly so notify the Trustee, the Conversion Agent (if other than the Trustee) and the Noteholders in writing.

(ii)         In the event that the Company elects to:

(A)         distribute to all or substantially all holders of its Common Stock rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 days from the date for such issuance or distribution, to subscribe for or purchase its Common Stock at a price per share that is less than the average of the Last Reported Sale Price of the Common Stock on the ten consecutive Trading Days ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or

(B)         distribute to all or substantially all holders of its Common Stock cash, other assets, debt securities, or rights to purchase securities of the Company, which issuance or distribution has a per share value (as reasonably determined by the Board of Directors or a duly authorized committee thereof) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration for such distribution, then, in each case, the Company shall notify all Noteholders, the Trustee and the Conversion Agent in writing at least 20 days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of (1) 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date and (2) the Company’s declaration that such issuance or distribution will not take place. No Noteholder may exercise this right to convert if, as a result of holding the Notes, such Noteholder will otherwise participate in the distribution, without having to convert its Notes, at the same time and on the same terms as holders of the Common Stock as if such Noteholder held a number of shares of the Common Stock equal to the applicable Conversion Rate for each $1,000 principal amount of notes held by such Noteholder (calculated on an aggregate basis per Noteholder).

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(iii)        If:

(A)         a Fundamental Change or Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding February 15, 2017; or

(B)         the Company is a party to a consolidation, merger, binding share exchange or similar transaction, or a transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, in each case pursuant to which the Common Stock would be converted into cash, securities or other assets;

a Noteholder may convert all or a portion of its notes at any time from and after the 20th Scheduled Trading Day prior to the anticipated effective date of such transaction or event (or, if later, the Business Day after the Company gives notice of such transaction or event), and may convert at the increased Conversion Rate (if any) in connection with such Make-Whole Fundamental Change, from, and including, the Effective Date of such Make-Whole Fundamental Change) until 5:00 p.m., New York City time, on the Business Day that is on the 30th Scheduled Trading Day immediately following the actual effective date of such transaction or event (or if such transaction or event also constitutes a Fundamental Change, until 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change if later than the Business Day that is the 30th Scheduled Trading Day after the actual effective date of such transaction or event). The Company shall notify the Noteholders, the Trustee and the Conversion Agent in writing as promptly as practicable following the date the Company publicly announces the transaction, provided that

(x)          the Company shall use commercially reasonable efforts to determine the anticipated effective date of such transaction and make such announcement in time to give such notice not less than 20 Scheduled Trading Days prior to such anticipated effective date and that the Company is not required to give such notice more than 20 Scheduled Trading Days prior to such anticipated effective date; and

(y)          if the Company does not have knowledge of such transaction or event at least 20 Scheduled Trading Days prior to the anticipated effective date of such transaction, the Company will provide such notice within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction or event, but in no event later than the actual effective date of such transaction or event.

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(iv)         The Notes may be surrendered for conversion in any Calendar Quarter after the Calendar Quarter ending December 31, 2014 and only during any such Calendar Quarter, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Calendar Quarter is equal to 130% of the then-applicable Conversion Price on each applicable Trading Day (such price, the “Conversion Trigger Price”).

(v)          If the Company calls the Notes for redemption prior to the close of business on the Business Day immediately preceding February 15, 2017 pursuant to Article 17 hereof, Noteholders may convert their notes at any time prior to the close of business on the second Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time, after which time the Noteholder’s right to convert the Notes will expire (unless the Company defaults in the payment of the Redemption Price, in which case a Noteholder may convert such Notes until the Redemption Price has been paid or duly provided for).

(c)           Interest Make-Whole Payment.

(i)          On or after February 15, 2015, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending within five Trading Days prior to a Conversion Date the Last Reported Sale Price of the Common Stock exceeds the applicable Conversion Price on each such Trading Day, the Company will, in addition to the other consideration payable or deliverable in connection with such conversion, make an interest make-whole payment (an “Interest Make-Whole Payment”) to such converting Noteholder equal to the sum of the present values of the scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the Conversion Date through the earlier of (i) the date that is three years after the Conversion Date and (ii) the Maturity Date if the Notes had not been so converted. The present values of the remaining interest payments will be computed using a discount rate equal to 2%. Such present value shall be computed by an internationally recognized independent investment banking firm, which may be one of the initial purchasers described in the Offering Memorandum, retained by the Company for this purpose.

(ii)         If a Conversion Date occurs after the close of business, on an Interest Record Date but prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, the Company will not pay accrued interest to any converting Noteholder and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Noteholder of record on such Interest Record Date. In such case, the Interest Make-Whole Payment to such converting Noteholders will equal the present value of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for until the earlier of (i) the date that is three years after the Conversion Date and (ii) the Maturity Date if the Notes had not been so converted, computed using a discount rate equal to 2%. Such present value shall be computed by an internationally recognized independent investment banking firm, which may be one of the initial purchasers described in the Offering Memorandum, retained by the Company for this purpose.

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(iii)        The Company will satisfy its obligation to pay any Interest Make-Whole Payment in shares of the Common Stock, without a cash payment in lieu of any fractional shares and without further obligation to deliver any shares of the Common Stock or pay any cash in excess of the threshold described in clause (iv) below. However, if the Company receives Stockholder Approval, it may pay any Interest Make-Whole Payment either in cash or in shares of the Common Stock, at its election.

(iv)         Notwithstanding the foregoing, until the Company receives Stockholder Approval, the number of shares the Company may deliver in connection with a conversion of Notes, including those delivered in connection with an Interest Make-Whole Payment, will not exceed 150.6024 shares per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate as set forth in Section 15.04.

(v)          If the Company pays an Interest Make-Whole Payment in shares of Common Stock, then the number of shares of Common Stock a Noteholder will receive will be that number of shares that equal to the amount of the Interest Make-Whole Payment to be paid to such Noteholder in shares, divided by the the current Conversion Price.

(d)          Notwithstanding the foregoing, if in connection with any conversion the Conversion Rate is adjusted pursuant to Section 15.03, then such Noteholder will not receive the Interest Make-Whole Payment with respect to such Note.

Section 15.02.         Conversion Procedure.

(a)          [Reserved].

(b)          Subject to this Section 15.02, upon any conversion of any Note, the Company shall deliver to converting Noteholders, in respect of each $1,000 principal amount of Notes being converted, solely cash, solely shares of Common Stock or a combination of cash and Common Stock and the Interest Make-Whole Payment, if applicable (each a “Settlement Amount”), at its election, as set forth in this Section 15.02.

(i)          All conversions on and after (x) February 15, 2017 or (y) after the issuance by the Company of a Redemption Notice and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date will be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock as all other conversions occurring on or after February 15, 2017 or after the issuance of the Notice of Redemption, as the case may be.

(ii)         Prior to February 15, 2017, the Company will elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after February 15, 2017 and any conversions that occur after the issuance by the Company of a Redemption Notice but prior to the close of business on the second Scheduled Trading Day preceding the related redemption date, the Company need not elect the same Settlement Method with respect to conversions that occur on different Conversion Dates.

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(iii)        If, in respect of any Conversion Date (or the period beginning on, but including, February 15, 2017 and ending on, and including, the second Scheduled Trading Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”), of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, or, at the written request and direction of the Company, the Trustee, shall deliver such Settlement Notice to converting Noteholders no later than the close of business on the second Trading Day immediately following the relevant Conversion Date (or in the case of any conversions occurring on or after February 15, 2017, no later than February 15, 2017). Such Settlement Notice shall specify whether the Company shall satisfy its Conversion Obligation by (A) delivering solely shares of Common Stock, (B) paying solely cash or (C) paying and delivering, as the case may be, a combination of cash and shares of Common Stock and in each case the Interest Make-Whole Payment, if applicable. In the case of an election to pay and deliver, as the case may be, a combination of cash and shares of Common Stock, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If, with respect to any Conversion Date, the Company delivers a Settlement Notice electing to pay and deliver, as the case may be, a combination of cash and shares of Common Stock in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.

If the Company does not timely deliver a Settlement Notice, the Company will be deemed to have elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000.

(iv)         The Settlement Amount in respect of any conversion of Notes shall be computed as follows:

(A)         if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Common Stock, the Company will deliver to the converting Noteholder a number of shares of Common Stock equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate and the Interest Make-Whole Payment, if applicable;

(B)         if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Noteholder cash in an amount per $1,000 principal amount of Notes being converted equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Cash Settlement Averaging Period and the Interest Make-Whole Payment, if applicable; and

(C)         if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by paying and delivering, as the case may be, a combination of cash and shares of Common Stock, if any, the Company shall pay and deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Cash Settlement Averaging Period and the Interest Make-Whole Payment, if applicable.

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(v)          The Company will also deliver to each converting Noteholder cash in lieu of fractional shares of Common Stock as set forth pursuant to Section 15.02(l).

(vi)         The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agents shall have no responsibility for any such determination.

(c)          [Reserved].

(d)          Before any holder of a beneficial interest in a Global Note shall be entitled to convert the same as set forth above, such holder shall comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(j) and, if required, all transfer or similar taxes and duties, if any, as set forth in Section 15.02(g).

Before a Noteholder of a Note issued in certificated form shall be entitled to convert the same as set forth above, such Noteholder shall:

(1)         complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”), at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Noteholder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered;

(2)         surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent;

(3)         if required, furnish appropriate endorsements and transfer documents;

(4)         if required, pay all documentary, stamp, transfer or similar taxes, if any as set forth in Section 15.02(g); and

(5)         if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(j).

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The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 15 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 19.03.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e)          Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m., New York City time, on the date (the “Conversion Date”), that the Noteholders has complied with all of the requirements set forth in Section 15.02(d).

Except as set forth under Section 15.03 and Section 15.06, if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock, the Company shall deliver the shares of Common Stock due in respect of the Conversion Obligation on the third Trading Day immediately following the relevant Conversion Date; provided that for all such conversions occurring on or after February 15, 2017, the Company will deliver the Conversion Obligation on the Maturity Date.

Except as set forth under Section 15.03 and Section 15.06, in the case of any other Settlement Method, the Company shall pay and deliver, as the case may be, the cash and/or shares of Common Stock by the close of business on the third Business Day immediately following the last VWAP Trading Day of the Cash Settlement Averaging Period (and delivery on such third Business Day shall be deemed timely and shall not result in any Default under the Notes even if such Business Day occurs after the Maturity Date of the Notes).

If any shares of Common Stock are due to converting Noteholders, the Company shall issue or cause to be issued, and deliver to the stock transfer agent or to such Noteholder, or such Noteholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Noteholder shall be entitled in satisfaction of such Conversion Obligation.

(f)          In case any Note in certificated form shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation in their books and records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

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(g)          If a holder submits a Note for conversion, the Company shall pay all documentary, stamp and other similar issue or transfer tax or other duties, if any, due on the issue of any shares of Common Stock upon conversion, unless such tax is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name, in which case the holder will pay that tax. The stock transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h)          Except as provided in Section 15.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

(i)          [Reserved].

(j)          Upon conversion, a Noteholder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of its Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of a Note into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the final sentence of the preceding paragraph, if Notes are converted after 5:00 p.m., New York City time, on an Interest Record Date but prior to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, Noteholders of such Notes as of 5:00 p.m., New York City time, on the Interest Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Interest Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest, if any payable on the Notes so converted (whether or not the Noteholder of such Notes was the holder of record); provided, however, that no such payment shall be required:

(1)         if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date;

(2)         to the extent of any overdue interest, if any, existing at the time of conversion with respect to such Note;

(3)         if the Notes are surrendered for conversion after 5:00 p.m., New York City time, on the Interest Record Date immediately preceding the Maturity Date; or

(4)         if the Company has specified a Redemption Date that is after an Interest Record Date but on or prior to the Business Day immediately following the corresponding Interest Payment Date.

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Except as described above, no payment or adjustment will be made for accrued and unpaid interest on converted Notes.

(k)          The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of 5:00 p.m., New York City time, on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock) or the last Trading Day of the related Cash Settlement Averaging Period (in the case of any other Settlement Method), as the case may be; provided, however, if such Conversion Date or such last Trading Day of the Cash Settlement Averaging Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at 5:00 p.m., New York City time, on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Noteholder.

(l)          For each Note surrendered for conversion, if the Company has elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Cash Settlement Averaging Period and any fractional shares remaining after such computation shall be paid in cash. The Company shall not issue fractional shares of Common Stock upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional shares based on the VWAP on the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock) or based on the VWAP on the last VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of any other Settlement Method). If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

Section 15.03.         Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, if the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 15, at any time from, and including, the Effective Date of a Make-Whole Fundamental Change to 5:00 p.m., New York City time, on the Business Day immediately prior to the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change), shall be increased by an amount equal to the Conversion Rate that would, but for this Section 15.03, otherwise apply to such Note pursuant to this Article 15, plus an amount equal to the Make-Whole Conversion Rate Adjustment.

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Notwithstanding anything to the contrary herein, if the consideration paid for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition thereof is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to (x) (i) the applicable Conversion Rate plus (ii) the Make-Whole Conversion Rate Adjustment, multiplied by (y) such Stock Price. In such event, the Conversion Obligation will be determined and paid to holders in cash on the third Business Day following the Conversion Date.

As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the Effective Date of such Make-Whole Fundamental Change and the Stock Price paid or deemed to be paid per share of Common Stock for such Make-Whole Fundamental Change, all as determined by the Company:

Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Notes)

Effective	Stock Price
Date	$6.64	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00
8/19/2014	13.6913	6.1150	3.8808	2.5720	1.7217	1.1360	0.7196	0.4810
8/15/2015	13.6913	5.1210	3.1864	2.1233	1.4383	0.9615	0.6164	0.3612
8/15/2016	13.6913	3.2960	1.9624	1.3407	0.9417	0.6525	0.4316	0.2592
8/15/2017	13.6913	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)          if the exact Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)         if the exact Stock Price of such Make-Whole Fundamental Change is greater than $25.00 per share (subject to adjustment in the same manner as the Stock Price as provided in Section 15.03(a)(iii)), or if the exact Stock Price of such Make-Whole Fundamental Change is less than $6.64 per share (subject to adjustment in the same manner as the Stock Price as provided in Section 15.03(a)(iii)), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 15.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

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(iii)        if an event occurs that requires, pursuant to this Article 15 (other than solely pursuant to this Section 15.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 15, immediately after such adjustment to the Conversion Rate;

(iv)         [Reserved];

(v)          each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 15.04; and

(vi)         in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 136.9113 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the applicable Conversion Rate pursuant to Section 15.04.

(b)          The Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of the Effective Date of any Make-Whole Fundamental Change and will file a Form 8-K, to the extent required by applicable securities laws, announcing such Effective Date. Each such notice shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase).

Nothing in this Section 15.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 15.04 in respect of a Make-Whole Fundamental Change.

Section 15.04.         Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)          On February 15, 2015 the Conversion Price shall be reset to the lower of (a) the initial Conversion Price or (b) 110% of the common stock price on the 10 trading days ending on February 15, 2015. However, in no event shall the reset Conversion Rate be lower than 80% of the initial Conversion Price, subject to customary adjustments. In connection with any such reset, the Conversion Rate will likewise be adjusted accordingly.

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(b)          If the Company exclusively issues shares of Common Stock as a dividend or distribution to all or substantially all holders of the outstanding Common Stock on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, or 9:00 a.m., New York City time, on the effective date of such share split or share combination, as the case may be;

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, or 9:00 a.m., New York City time, on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, or 9:00 a.m., New York City time, on the effective date of such share split or share combination, as the case may be; and

OS1 =	the number of shares of Common Stock outstanding immediately after, and solely as a result of, such dividend or distribution, or such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 15.04(b) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared. For purposes of this Section 15.04(b), “effective date” means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

(c)          In case the Company shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the declaration date of such distribution to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

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where

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex—Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex—Dividend Date for such distribution;

OS0 =	the number of shares of the Common Stock that are outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

X =	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution of such rights, options or warrants.

Such adjustment under this Section 15.04(c) shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution. If any right, option or warrant described in this Section 15.04(c) is not issued or, if so issued, is not exercised prior to the expiration of the exercisability thereof or shares of the Common Stock are not delivered upon exercise of such rights, options or warrants, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such rights, options or warrants had not been so issued or would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered.

In determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock on the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(c) (subject to the readjustment provision set forth in this Section 15.04(c)).

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(d)          In case the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property, or rights, options, warrants to acquire its Capital Stock or other securities, to all or substantially all holders of its Common Stock, other than:

(i)          dividends or distributions covered by Section 15.04(b) and Section 15.04(c);

(ii)         dividends or distributions paid exclusively in cash covered by Section 15.04(e); and

(iii)        Spin-Offs to which the provisions set forth below in this Section 15.04(d) shall apply

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property, or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex—Dividend Date for such distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Noteholder shall receive, in respect of each $1,000 principal amount of Notes thereof, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Distributed Property such Noteholder would have received had such Noteholder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 15.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

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Such adjustment shall become effective immediately after to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 15.04(d) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such Capital Stock or similar equity interest is or when issued will be listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the observation period in respect of any conversion, references within this clause to ten Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such observation period. Notwithstanding the foregoing, in respect of any conversion during the Valuation Period, references within this clause with respect to ten Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the relevant Conversion Date in determining the Conversion Rate. If any such dividend or distribution described in this Section 15.04(d) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

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Subject in all respect to Section 15.10, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(iv)         are deemed to be transferred with such shares of Common Stock;

(v)          are not exercisable; and

(vi)         are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04 (and no adjustment to the Conversion Rate under this Section 15.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.04(d). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.04 was made:

(1)         in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)         in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 15.04(d), Section 15.04(b), and Section 15.04(c), any dividend or distribution to which this Section 15.04(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 15.04(b) or Section 15.04(c) (or both) applies, shall be deemed instead to be

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(1)         a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 15.04(d) applies (and any Conversion Rate adjustment required by this Section 15.04(d) with respect to such dividend or distribution shall then be made) immediately followed by

(2)         a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 15.04(b) and Section 15.04(c) with respect to such dividend or distribution shall then be made), except:

(A)         the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants,” the “Record Date for such dividend or distribution” within the meaning of Section 15.04(b) and “the Ex-Dividend Date for such distribution” within the meaning of Section 15.04(c); and

(B)         any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 15.04(b) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 15.04(c).

In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(d) (subject to the readjustment provisions set forth in this Section 15.04(d)).

(e)          If the Company shall make any cash dividend or distribution to all or substantially all holders of its Common Stock during any quarterly fiscal period, the Conversion Rate shall be adjusted based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex—Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex—Dividend Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period immediately preceding the Ex-Dividend Date for such dividend or distribution; and

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C =	the amount in cash per share the Company distributes to all or substantially all holders of its Common Stock.

Any increase pursuant to this Section 15.04(e) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Noteholder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Notes, the amount of cash that such Noteholder would have received if such Noteholder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

For the avoidance of doubt, for purposes of this Section 15.04(e), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 15.04(e), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(f)          If the Company or any of its Subsidiaries makes a payment in respect of a tender offer for the Common Stock (including any tender offer that constitutes an exchange offer) and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders may be made pursuant to such tender offer, the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Trading Day next succeeding the date such tender offer expires (the “Expiration Date”);

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Trading Day next succeeding the Expiration Date;

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AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the shares of Common Stock purchased in such tender offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to such tender offer); and

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 15.04(f) shall be determined at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, in respect of any conversion within the ten Trading Days immediately following, and including, the Trading Day next succeeding any Expiration Date, references in this Section 15.04(f) with respect to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Expiration Date and the Conversion Date in determining the Conversion Rate. Notwithstanding the foregoing, if the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, references in this Section 15.04(f) to ten Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period.

If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(f) (except to the extent provided in the preceding sentence).

(g)          The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)          [Reserved].

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(i)          Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, VWAPs, the Daily Conversion Values or the Daily Settlement Amounts (or any functions of any of these) over a span of multiple days (including a Cash Settlement Averaging Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors, or a duly authorized committee thereof, shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the VWAPs, the Daily Conversion Values or the Daily Settlement Amounts (or any functions of any of these) are to be calculated. Notwithstanding this Section 15.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Noteholder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 15.02(k) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 15.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Noteholder. Instead, such Noteholder shall be treated as if such Noteholder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(j)          In addition to those required by clauses (b), (c), (d), (e) and (f) of this Section 15.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Capital Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Noteholder at its last address appearing on the Note Register provided for in Section 2.06 a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)          In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of its Common Stock.

(l)          Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities. Without limiting and notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted:

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(i)          on account of stock repurchases that are not tender offers referred to in clause (e) above, including transactions pursuant to any stock repurchase program approved by the Board of Directors;

(ii)         upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(iii)        upon the issuance of any shares of the Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or agreement of or assumed by the Company or any of the Company’s Subsidiaries;

(iv)         upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 15.04(l)(iii) and outstanding or agreed as of the date the Notes were first issued;

(v)          for a change in the par value of the Common Stock;

(vi)         for accrued and unpaid interest, if any; or

(vii)        for any transactions described in this Section 15.04 if Noteholders participate (as a result of holding the Notes, and at the same time and on the same terms as holders of Common Stock participate and without having to convert their Notes) in such transactions as if such Noteholders held a number shares of Common Stock equal to the Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder.

All calculations and other determinations under this Article 15 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Rate. However, the Company shall carry forward adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (2) regardless of whether the adjustment (or such cumulative net effect) is less than 1%, (i) on the effective date of any Fundamental Change or Make-Whole Fundamental Change, (ii) (x) on the Conversion Date for any Notes (in the case of Physical Settlement) or in the case of a Cash Settlement following a replacement of Common Stock by Reference Property consisting solely of cash and (y) the first Trading Day of the applicable Observation Period and, in the case of any subsequent adjustments during the applicable Observation Period, on each Trading Day of any Observation Period (in the case of other Cash Settlements or Combination Settlement).

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The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any holder to determine the conversion rate or whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of common stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any note; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure by the Company to issue, transfer or deliver any shares of common stock or stock certificates or other securities or property or cash upon the surrender of any note for the purpose of conversion or to comply with any of our duties, responsibilities or covenants contained in this Indenture.

(m)          Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate and (ii) file a Form 8-K, to the extent required by applicable securities laws, in each case setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.06 of this Indenture, within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(n)          For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(o)          If the Company pays withholding taxes on behalf of a Noteholder as a result of an adjustment to the Conversion Rate set forth in this Section 15.04, the Company may, at its option and subject to the other provisions of this Indenture, set off such payments against subsequent payments of cash and Common Stock payable on the Notes or against payments on Common Stock.

Section 15.05.         [Reserved].

Section 15.06.         Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 15.04(b));

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(ii)         any consolidation, merger, combination or similar transaction involving the Company;

(iii)         any sale, lease or other transfer to a third party of the assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)         any statutory share exchange;

in each case pursuant to which Common Stock shall be converted into, or exchanged for, stock, securities or other property or assets (including cash or any combination thereof) (any such event a “Merger Event”), then:

(b)          the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01(b) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale, conveyance, transfer, lease or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Noteholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 19 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 15.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of stock, securities or other property or assets (including cash or any combination thereof) that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be delivered electronically or mailed to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)          Notwithstanding the provisions of Section 15.02(b), and subject to the provisions of Section 15.01 and Section 15.03, at and after the effective time of such Merger Event:

(i)          the right to convert each $1,000 principal amount of Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock will be changed to a right to convert such Note into cash, the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”), or a combination of cash and Reference Property; and

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(ii)         the related Conversion Obligation shall be settled as set forth under Section 15.06(c), it being understood and agreed that for purposes of Section 15.01(b), references therein to “the Last Reported Sale Price of the Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable). The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 15.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes based on the Common Stock and settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Company’s election, as set forth in Section 15.01 and Section 15.02 prior to the effective date of such Merger Event.

(d)          With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash, units of Reference Property or a combination of cash and units of Reference Property, at the Company’s election, in accordance with Section 15.02(b) as follows:

(i)          (A) if the holders of Common Stock receive only cash in as a result of the Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any additional shares as described in Section 15.03), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) the Company will satisfy its Conversion Obligation by paying cash to converting Noteholders on the third Business Day immediately following the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Reference Property, the Company shall deliver to the converting Noteholder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate (as adjusted to reflect the applicable number of units of Reference Property);

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(C) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Noteholder cash in an amount, per $1,000 principal amount of Notes equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Cash Settlement Averaging Period, such Daily Conversion Values determined as if the reference to “the VWAP of the Common Stock” in definition thereof were instead a reference to “the VWAP of a unit of Reference Property” comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable); and

(D) if the Company elects to satisfy its Conversion Obligation through delivery of a combination of cash and Reference Property, the Company shall deliver in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period for such Note, such Daily Settlement Values determined as if the reference to “the VWAP of the Common Stock” in definition of Daily Conversion Value and Daily Share Amount were instead a reference to “the VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable).

(ii)         The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 15.02(l) (provided that the amount of such cash shall be determined as if references in such Section to “the Last Reported Sale Price of the Common Stock” were instead a reference to “the Last Reported Sale Price of a unit of Reference Property” comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable).

(iii)        The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period.

(iv)         For purposes of this Section 15.06, if the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (the “Weighted Average Consideration”), or, if no holders of our Common Stock affirmatively make such an election, the types and amount of consideration actually received by the holders of Common Stock.

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(v)          The Company shall notify the Noteholders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(vi)         If the notes become convertible into Reference Property, the Company will promptly notify the Trustee in writing and file a Form 8-K containing the relevant information, to the extent required by applicable securities laws.

(e)          The above provisions of this Section shall similarly apply to successive Merger Events.

Section 15.07.         Certain Covenants. (a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(b)          The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c)          The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d)          The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 15.08.         Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or Conversion Price or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.

The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.

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Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 15.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 15.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 15.01(b).

Section 15.09.         Notice to Noteholders Prior to Certain Actions.

In case:

(a)          the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.04; or

(b)          the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(c)          of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of an stockholders of the Company is required, or of the sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company; or

(d)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

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the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at its address appearing on the Note Register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating:

(i)          the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined; or

(ii)         the date on which such reclassification, consolidation, merger, sale conveyance, transfer, lease or other disposition, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, transfer, lease or other disposition, dissolution or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such divided, distribution, reclassification, consolidation, merger, sale, conveyance, transfer, lease or other disposition, dissolution, liquidation or winding-up.

Section 15.10.         Stockholder Rights Plans. To the extent that the Company has a stockholder rights agreement or other “poison pill” in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights agreement or other poison pill, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement or other poison pill so that the Noteholders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all or substantially all holders of Common Stock, Distributed Property as provided in Section 15.04(d), subject to readjustment in the event of the expiration, termination or redemption of such rights.

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Section 15.11.         Exchange in Lieu of Conversion. When a holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”), for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Notes, cash, the shares of Common Stock or a combination of cash and Common Stock that would otherwise be due upon conversion as described in Section 15.02 above and in respect of which the Company has notified to converting Noteholders. If the Company makes the election described above, the Company shall, by 5:00 p.m., New York City time, on the second Business Day following the relevant Conversion Date as part of its Settlement Notice, notify the holder surrendering its Notes for conversion that it has made such Exchange Election. In addition, the Company shall concurrently notify the Designated Institution of the Settlement Method (and, if applicable, the Specified Dollar Amount) that Company has elected with respect to such conversion and the relevant deadline for delivery of the consideration due upon conversion. Any Notes exchanged by the Designated Institution will remain outstanding.

(a)          If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 15.02(e), convert such Notes into cash and/or shares of Common Stock, as applicable in accordance with the provisions of Section 15.02, as if it had not made such Exchange Election.

(b)          For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 15.11 require the Designated Institution to accept any Notes for exchange.

Section 15.12.         Limitations Relating to the NASDAQ Shareholder Approval Requirements. Prior to entering into a transaction or series of transactions that would cause the Company to be unable to satisfy its Conversion Obligation in full solely in shares of Common Stock, the Company shall obtain prior stockholder approval in accordance with the Nasdaq listing standards to the extent required thereunder. In addition, in the event the Company elects to satisfy its Conversion Obligation in a combination of cash and shares of Common Stock and the number of shares and conversion price of such shares issuable upon conversion would require prior stockholder approval in accordance with the listing standards of the NASDAQ Stock Market LLC then the Company will either obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess of such limitations or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations (such amount of cash to be based on the last Trading Day of the related Cash Settlement Averaging Period).

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ARTICLE 16
COLLATERAL SECURITY

Section 16.01.         Collateral Security.

(a)          On the Issue Date of the initial Notes issued hereunder, the Company shall (i) enter into the Pledge and Escrow Agreement and thereafter comply with the terms and provisions of such agreement and (ii) pledge the Pledged Collateral to the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Noteholders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Collateral to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Collateral shall be pledged by the Company to the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Noteholders and shall be held by the Escrow Agent in the Pledge Account pending disposition pursuant to the Pledge and Escrow Agreement. The Pledged Collateral shall also secure the due and punctual payment and performance of all obligations of the Company, whether now or hereafter existing, under the Notes, this Indenture and the Pledge and Escrow Agreement, including interest accrued on the Notes after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company. Notwithstanding the foregoing, the Pledged Collateral shall not secure obligations of the Company to issue and deliver shares of Common Stock (or other Reference Property) upon conversion of the Notes, provided, however that the Pledged Collateral shall secure the obligations of the Company to pay the principal of, and accrued and unpaid interest, if any, on the Notes in the event of an acceleration upon an Event of Default, including a failure by the Company to comply with its obligations to convert the Securities as set forth in Section 7.01.

(b)          Each Noteholder, by its acceptance of a Note, consents and agrees to the terms of the Pledge and Escrow Agreement (including the provisions providing for foreclosure and release of the Pledged Collateral) as such agreement may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Escrow Agent and the Trustee to enter into the Pledge and Escrow Agreement and to perform their respective obligations and exercise their respective rights under such agreement in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary, or as may be required by the provisions of the Pledge and Escrow Agreement, to assure and confirm to the Escrow Agent and the Trustee the security interest in the Pledged Collateral contemplated hereby, by the Pledge and Escrow Agreement or any part of such agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or cause to be taken, any and all actions required to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, a valid, enforceable and perfected first priority lien in and on all the Pledged Collateral, in favor of the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Noteholders, superior to and prior to the rights of third Persons and subject to no other liens.

(c)          The release of any portion of the Pledged Collateral pursuant to the Pledge and Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral are released pursuant to this Indenture and the Pledge and Escrow Agreement. To the extent applicable, the Company shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the lien and security interest of the Pledge and Escrow Agreement and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Pledge and Escrow Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company. The Company shall cause Section 314(b) of the Trust Indenture Act, relating to opinions of counsel regarding the lien under the Pledge and Escrow Agreement, to be complied with.

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(d)          The Escrow Agent and the Trustee may, in their sole discretion and without the consent of the Noteholders, on behalf of the Noteholders, take all reasonable actions in accordance with the Pledge and Escrow Agreement, necessary or appropriate in order to (i) enforce any of the terms of the Pledge and Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company under such agreement. The Escrow Agent and the Trustee shall have power (but not the obligation) to institute and to maintain such suits and proceedings as the they may reasonably deem expedient to preserve or protect their interests and the interests of the Noteholders in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Noteholders, the Escrow Agent or of the Trustee).

ARTICLE 17
REDEMPTION

Section 17.01.         Right to Redeem; Notices to Trustee.

(a)          The Notes are not redeemable by the Company prior to August 15, 2017. On or after August 15, 2017, except for the Notes that the Company is required to repurchase in accordance with Article 15 hereof, the Company may redeem any or all of the Notes in cash at the Redemption Price (as defined below), provided that the Last Reported Sale Price of the Common Stock for 20 or more Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 150% of the applicable Conversion Price in effect on such Trading Day; provided that the Company may not redeem the Notes if the Redemption Date would be after the Maturity Date.

(b)          The redemption price at which the Notes are redeemable (the “Redemption Price”) shall be equal to the sum of (i) 100% of the principal amount of Notes to be redeemed, payable in cash, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, payable in cash; provided, however, that if the Redemption Date is after a regular Record Date and prior to the Interest Payment Date to which it relates, the Company will not pay accrued and unpaid interest to any Noteholder surrendering its Notes for redemption, and shall instead pay the full amount of the interest due on such Interest Payment Date to the Noteholder of record on the regular Record Date.

(c)          The Company may not redeem any Notes if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities).

Section 17.02.         Selection of Securities to be Redeemed.

If less than all the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 (i) in the case of certificated Notes, by lot, on a pro rata basis or by another method the Trustee considers reasonable, fair and appropriate; and (ii) in the case of global notes, in accordance with the Depositary’s procedures and applicable provisions under this Indenture.

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Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

If a portion of any Noteholder’s Notes is selected for redemption and such Noteholder has converted a portion of its Notes before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 17.03.         Notice of Redemption.

At least 30 calendar days but not more than 90 calendar days before a Redemption Date, the Company shall deliver electronically or mail a notice of redemption by first-class mail, postage prepaid (or, in the case of Notes held in book entry form, by electronic transmission), to the Trustee, the Paying Agent and each Noteholder to be redeemed in whole or in part at its last address as the same appears on the Note Register (a “Redemption Notice”).

The Redemption Notice shall specify the Notes to be redeemed (including the CUSIP numbers, if any) and shall state:

(a) that the Noteholders have a right to convert the Notes called for redemption upon satisfaction of the requirements therefor set forth in this Indenture;

(b) the Redemption Date;

(c) the Redemption Price;

(d) the applicable Conversion Rate and any adjustments thereto; the relevant Settlement Method for Notes converted pursuant to Section 15.01(b)(5) and, if applicable, the Specified Dollar Amount;

(e) the name and address of the Paying Agent and Conversion Agent;

(f) that Notes called for redemption may be converted at any time before the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date; and

(g) the procedures a Noteholder must follow to exercise rights under Section 17.01.

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At the Company’s written request (which request must include the information listed in clauses (a) through (g) above and be received by the Trustee not fewer than 75 calendar days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date) the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed (or in the case of Notes held in book entry form, by electronic transmission) the Redemption Notice not fewer than 30 calendar days nor more than 90 calendar days prior to the Redemption Date to each Noteholder to be redeemed as a whole or in part at its last address as the same appears on the Note Register. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. In any case, failure to give such notice or any defect in the notice to the Noteholder of a Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the delivery of any such Redemption Notice, the Company shall file a Form 8-K, to the extent required by applicable securities laws, announcing such redemption. The failure to file a Form 8-K, or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

Section 17.04.         Effect of Notice of Redemption.

Once the Redemption Notice is delivered as set forth in Section 17.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price.

Section 17.05.         Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.

If the Paying Agent holds cash sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately after the Redemption Date, (a) such Notes will cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Noteholders in respect thereof will terminate (other than the right to receive the Redemption Price upon delivery or book-entry transfer of such Notes).

Section 17.06.         Securities Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, in the case of physical Notes, due endorsement by, or a written instrument of transfer in substantially in the Form of Assignment and Transfer duly executed by, the Noteholder or such Noteholder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Noteholder, without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not redeemed; provided, that the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 calendar days before the mailing of the Redemption Notice of the Notes and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Noteholders to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

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ARTICLE 18
[RESERVED]

ARTICLE 19
REPURCHASE OF NOTES AT OPTION OF NOTEHOLDERS

Section 19.01.         [Reserved].

Section 19.02.         Repurchase at Option of Noteholders upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Noteholder’s option, to require the Company to repurchase for cash all of such Noteholder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”), specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date on which the Company provides the Fundamental Change Company Notice (or, if the Company fails to specify a Fundamental Change Repurchase Date, the 35th Business Day following the date of the Fundamental Change Company Notice, without prejudice to any rights or remedies Noteholders may have on account of such failure) at a cash repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, together with accrued and unpaid interest, thereon to, but excluding, the Fundamental Change Repurchase Date , unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Noteholders as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the Noteholder surrendering the Note for repurchase pursuant to this Article 19 shall be equal to the principal amount of Notes subject to repurchase. Repurchases of Notes under this Section 19.02 shall be made, at the option of the Noteholder thereof, upon:

(i)          delivery to the Paying Agent by a Noteholder of a duly completed notice (the “Fundamental Change Repurchase Notice”), in the form set forth on the reverse of the Note on or prior to 5:00 p.m., New York City time, of the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and

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(ii)         delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in The Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 19.02 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)         if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)         the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)         that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 19.02 shall be consummated by the payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 19.04(a).

Notwithstanding anything herein to the contrary, any Noteholder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 19.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 19.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

As provided in this Article 19, the Company is required to repurchase the Notes that have been validly tendered and not withdrawn on the Fundamental Change Repurchase Date, subject to extension to comply with applicable law or the rules of the Relevant Stock Exchange.

(b)          On or before the twentieth Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall deliver or cause to be delivered to all Noteholders of record and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”), of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Noteholders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)         whether the Fundamental Change is a Make-Whole Fundamental Change;

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(iii)        the effective date of the Fundamental Change or Make-Whole Fundamental Change;

(iv)         the last date on which a Noteholder may exercise the repurchase right pursuant to this Article 16;

(v)          the Fundamental Change Repurchase Price;

(vi)         the Fundamental Change Repurchase Date;

(vii)        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(viii)      the applicable Conversion Rate and, if applicable, any adjustments to the applicable Conversion Rate;

(ix)         if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Noteholder may be converted only if the Noteholder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(x)          that the Noteholder must exercise the repurchase right on or prior to the Fundamental Change Expiration Time;

(xi)         that the Noteholder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and

(xii)        the procedures that Noteholders must follow to require the Company to repurchase their Notes.

Simultaneously with providing the Fundamental Change Company Notice, the Company shall file a Form 8-K, to the extent required by applicable securities laws, or publish a notice on the Company’s website or through such other public medium as the Company may use at that time, containing the information provided in the Fundamental Change Company Notice.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 19.02.

(c)          Notwithstanding the foregoing, no Notes may be purchased by the Company on any date at the option of the Noteholders upon a Fundamental Change if the principal amount of the Notes has been accelerated (other than in connection with a default in the payment of the Fundamental Change Purchase Price), and such acceleration has not been rescinded, on or prior to such date.

(d)          In connection with any purchase offer, the Company will:

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(i)          comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act;

(ii)         file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and

(iii)        otherwise comply with all federal and state securities laws in connection with any purchase of, or offer by the Company to purchase, the Notes.

Section 19.03.         Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 19.03 at any time prior to Fundamental Change Expiration Time, specifying:

(i)          the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;

(ii)         the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(iii)        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 19.04.         Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of:

(i)          the Fundamental Change Repurchase Date with respect to such Note (provided the Noteholder has satisfied the conditions in Section 19.02); and

(ii)         the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Noteholder thereof in the manner required by Section 19.02

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by mailing checks for the amount payable to the Noteholders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)          If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on the Fundamental Change Repurchase Date on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then:

(i)          such Notes will cease to be outstanding and interest will cease to accrue on such Notes; and

(ii)         all other rights of the Noteholders of such Notes will terminate (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Noteholder of record on such Regular Record Date to receive the related interest payment, if applicable);

in each case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

(c)          Upon surrender of a Note that is to be repurchased in part pursuant to 16.02, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 20
MISCELLANEOUS PROVISIONS

Section 20.01.         Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 20.02.         Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

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Section 20.03.         Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814 Attention: Linda F. Powers or if sent by facsimile transmission or electronic transmission in PDF format. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made upon receipt by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be sent to it by (i) overnight mail using a nationally recognized U.S. courier requesting next delivery or (ii) by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company provides the Trustee Instructions using Electronic Means and the Trustee acts upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

97

Section 20.04.         Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Section 20.05.         Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent thereunder in connection with the taking of such action have been complied with.

Each certificate provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 5.08) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and that all conditions precedent thereunder in connection with the taking of such action have been complied with; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.

Section 20.06.         Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 20.07.         No Security Interest Created. Except as set forth in Article 16 hereof, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 20.08.         [Reserved]

98

Section 20.09.         Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 20.10.         Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 20.11.         Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 11.04 and Section 19.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

99

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 20.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

______________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:____________________

Authorized Signatory

Section 20.12.         Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture as signature pages for all purposes.

Section 20.13.         Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 20.14.         Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 20.15.         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 20.16.         No Defeasance. The Notes shall not be subject to defeasance.

100

Section 20.17.         Calculations. The Company shall be responsible for making all calculations called for under the Notes and for monitoring any Stock Price or measurement or observation period. The calculations include, but are not limited to, calculations of Rule 144A Additional Interest and Supplementary Interest and determinations of the Last Reported Sale Price of the Common Stock, the VWAP of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Conversion Price, the Daily Conversion Values, Daily Settlement Amounts, and the additional shares of the Company’s Common Stock resulting from the adjustments pursuant to Section 15.02(e). The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Noteholders. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward these calculations to any Noteholder upon the request of such Noteholder.

Section 20.18.         U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 20.19.         Foreign Account Tax Compliance Act. In order to comply with Applicable Law that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is subject to related to the Indenture, the Company agrees (i) to use commercially reasonable efforts to provide the Trustee or such Paying Agent or Conversion Agent, as the case may be, with such information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) as the Trustee, Paying Agent or Conversion Agent, as the case may be, may reasonably request, in writing, to assist the Trustee or such Paying Agent or Conversion Agent in determining whether the Trustee or the Paying Agent or Conversion Agent, as the case may be, has tax related obligations under Applicable Law and (ii) that the Trustee or such Paying Agent or Conversion Agent shall be entitled to make any tax withholding or tax deduction from payments under the Indenture to the extent it is required to do so in order to comply with Applicable Law without any liability therefor, absent negligence or willful misconduct on the part of the Trustee or Paying Agent or Conversion Agent, as the case may be, or any of its respective officers, directors, agents or employees.

101

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer

The Bank of New York Mellon, as Trustee

By:	/s/ Glenn McKeever
Name: Glenn McKeever
Title: Authorized Signatory

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Legend for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Legend for Notes that are Restricted Securities]

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE CONVERTIBLE NOTES OF NORTHWEST BIOTHERAPEUTICS, INC. DUE 2017 (THE ‘‘COMPANY’’), EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

A-1

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE INTERNAL REVENUE CODE (‘‘SIMILAR LAWS’’), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE ‘‘PLAN ASSETS’’ OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND, IF APPLICABLE, CONVERSION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

A-2

NORTHWEST BIOTHERAPEUTICS, INC.

5.00% Convertible Senior Note due 2017

No. [_____]	$[_______]

CUSIP No.: [  ]

ISIN No.: [    ]

Northwest Biotherapeutics, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_______] Dollars (which amount may from time to time be increased or decreased to such other principal amounts as reflected in the books and records of the Trustee and the Depositary) on August 15, 2017, and interest thereon as set forth below and Supplementary Interest and Rule 144 Additional Interest in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at the rate of 5.00% per year (subject to increase, by an amount not to exceed 0.50%, pursuant to Sections 5.09 and 7.01 of the Indenture) from August 19, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date. The Final Interest Payment Date shall be August 15, 2017. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 2015, to holders of record at 5:00 p.m., New York City time on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively.

Payment of the principal of and accrued and unpaid interest, Supplementary Interest, if any, and Rule 144 Additional Interest, if any, on this Note shall be made at the office or agency of the Company maintained by the Company for such purposes in The Borough of Manhattan, City of New York, which shall initially be one such office of the Paying Agent at The Bank of New York Mellon, 101 Barclay Street, 7 East, New York, NY 10286, Attention: Corporate Trust – Administrator for Northwest Biotherapeutics, Inc. The Company shall pay interest:

(a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register or, if such certified Notes held by such Person have an aggregate principal amount of more than $2,000,000 upon written application by such Person to the Note Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States (application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary); or

(b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

A-3

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

A-4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NORTHWEST BIOTHERAPEUTICS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

A-5

[FORM OF REVERSE OF NOTE]

NORTHWEST BIOTHERAPEUTICS, INC.

5.00% Convertible Senior Note due 2017

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.00% Convertible Senior Notes due 2017 (herein called the “Notes”), initially limited to the aggregate principal amount of $17,500,000, all issued or to be issued under and pursuant to an Indenture dated as of August 19, 2014 (herein called the “Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Noteholders. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest, including Supplementary Interest, if any, and Rule 144 Additional Interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture; provided that upon the occurrence of certain Events of Default under the Indenture, the Notes shall automatically become due and payable.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Noteholders, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, and in other circumstances with the consent of each Noteholder affected thereby, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, Supplementary Interest, if any, and Rule 144 Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

B-1

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to 5:00 p.m., New York City time on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

B-2

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT

________________ Custodian
(Cust)

TEN ENT — as tenants by the entireties

________________
(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act____________(State)

Additional abbreviations may also be used though not in the above list.

B-3

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: NORTHWEST BIOTHERAPEUTICS, INC.

The undersigned registered owner of this Note hereby exercises the option to convert Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash comprising the Daily Conversion Values or a portion of the Daily Settlement Amounts for each of the 40 VWAP Trading Days during the Cash Settlement Averaging Period and for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated: ______________________ __________________

 __________________

 Signature(s)

____________________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an
approved signature guarantee medallion
program pursuant to Securities and
Exchange Commission Rule 17Ad-15 if
shares of Common Stock are to be issued,
or Notes to be delivered, other than to and
in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

B-4

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

B-5

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: NORTHWEST BIOTHERAPEUTICS, INC.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Northwest Biotherapeutics, Inc. (the “Company”), as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Supplementary Interest, if any, and Rule 144 Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________________

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ______________ hereby sell(s), assign(s) and transfer(s) unto ___________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Northwest Biotherapeutics, Inc. or a subsidiary thereof; or

☐	Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated: _____________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule 17Ad-
15 Notes are to be delivered, other than to and in
the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.